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              MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.

                              One Financial Center
                          Boston, Massachusetts 02111

                                                                617 542 6000
                                                                617 542 2241 fax


                                                                    Exhibit 23.3


                                                        December 6, 2000

The Officers and Directors of Applied Science and Technology, Inc. 90 Industrial Way
Wilmington, MA 01887

     We hereby consent to the filing of our opinion as Exhibit 8.2 to the Registration Statement on Form S-4 filed by MKS Instruments, Inc. (Reg. No. 333-49738) relating to the Agreement and Plan of Merger dated as of October 2, 2000 (the "Merger Agreement"), by and among MKS Instruments, Inc., Mango Subsidiary Corp., a Delaware corporation, and Applied Science and Technology, Inc., a Delaware corporation, pursuant to which Mango Subsidiary Corp. will merge with and into Applied Science and Technology, Inc. (the "Merger"). We further consent to the use of our name in the Registration Statement in connection with references to this opinion and the tax consequences of the Merger. In giving this consent, however, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.



                                  /s/ Mintz, Levin, Cohn, Ferris, Glovsky and
                                  -------------------------------------------
                                  Popeo, P.C.
                                  -----------

                                  MINTZ, LEVIN, COHN, FERRIS,
                                  GLOVSKY and POPEO, P.C.


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